NATURAL GAS SALES AND PURCHASE AGREEMENT


          Texaco Gas Marketing Inc, a Delaware corporation having its principal place of business at 1111 Bagby, Houston, Texas 77002 (hereafter "Seller") agrees to sell natural gas to Pennsylvania & Southern Gas Company, a Delaware corporation having its principal place of business at 102 Desmond Street, Sayre, Pennsylvania 18840 (hereafter "Buyer"), and Buyer agrees to purchase natural gas on the following terms and conditions:


          1.   Term

               The term of this Agreement is from November 1, 1991 to November 1, 1996, and month to month thereafter, until terminated by either party upon 30 days written notice, and may be further renewed or extended only upon written agreement of the parties.

          2.   Quantity

               (a) Seller shall sell to Buyer and Buyer shall purchase from Seller on a firm basis a Daily Quantity (hereafter DQ) of gas equal to 1,661 MMBtu plus the amount of fuel gas required by the transporting pipeline to deliver 1,661 MMBtu from the Title Transfer Point to the interconnect between Buyer's facilities and the transporting pipeline.

               (b) At any time during the term of this Agreement, Buyer may request an increase of the DQ. Seller may, within its sole discretion, agree to sell and deliver such additional quantities to Buyer, but shall not be obligated to do so. Any such agreement between Buyer and Seller shall be in writing, in the form of an amendment to this Agreement, and executed by both parties.

          3.   Title Transfer Point

               Gas sold pursuant to this Agreement shall be delivered by Seller and taken by Buyer in accordance with the telescoping allocation methodology of Transcontinental Gas Pipe Line Corporation (Transco) as defined in Transco's tariff at the Title Transfer Point specified on Exhibit "A" attached hereto. Any amendment to Exhibit "A" shall not be effective until the amendment is in writing and signed by both parties.

          4.   Quality

               Gas delivered by Seller shall be of a quality acceptable to the first pipeline transporting gas for sale hereunder.

          5.   Measurement

               The quantity and heating value of the gas delivered by Seller shall be determined by the first transporting pipeline according to the terms and conditions contained in that pipeline's tariff.


          6.   Price

               Buyer shall pay Seller each month for gas nominated an amount equal to the sum of an index price as reported in the first issue published in the month of delivery of Natural Gas Week plus $0.10 per MMBtu. The index price shall be the price posted under "Spot Prices on Natural Gas Pipeline Systems" for deliveries on Transcontinental Gas Pipe Line Corporation at the delivery point which corresponds to the Title Transfer Point listed in Exhibit A. In the event such index ceases to be published, Buyer and Seller shall meet promptly and commence good faith negotiations to select an alternative publication or pricing mechanism.

               Buyer shall be responsible for paying the amounts billed each month pursuant to the above pricing formula in accordance with Section 9 (the Billing and Payment section) hereof.

               Should Buyer fail to take the DQ, Buyer shall pay Seller, in addition to the price of gas stated above, an amount in consideration for the administrative costs to Seller resulting from Buyers's failure to take gas. This charge shall be calculated by subtracting the amount of gas taken by Buyer from the DQ and multiplying the positive difference (if any) times 20% of the then effective price of gas.

          7.   Failure to Perform

               If for any reason other than force majeure Seller fails to deliver gas in accordance with the terms of this Agreement, Buyer shall have the right, in addition to all other remedies permitted under the Agreement, to reduce the DQ or terminate the Agreement with ninety (90) days written notice.

               If for any reason other than force majeure. Buyer fails to take gas in accordance with the terms of this Agreement, Seller shall have the right, in addition to all other remedies permitted under the Agreement, to either reduce the DQ or terminate the Agreement with ninety (90) days written notice.

          8.   Nominations

               No later than seven (7) days before the end of the month, Buyer shall submit to Seller orally or in writing, estimates of the daily quantity that Buyer desires to purchase during the following month for delivery at each Title Transfer Point listed on Exhibit "A"; provided, that Buyer and Seller shall allocate such quantities in accordance with the telescoping allocation methodology of Transco.

          9.   Billing and Payment

               (a) Buyer shall pay Seller for gas nominated, on the later of fifteen (15) days after the date of Seller's invoice or the twenty-fifth (25th) of such month. The invoice, sent monthly, shall reflect an estimate of the quantities delivered, based on the quantities nominated and scheduled for transportation by the transporting pipeline. Buyer shall pay in full the invoice based on nominated quantities.


               (b) Should actual quantities delivered differ from the nominated amount, Seller shall credit or debit Buyer's account on the next monthly invoice. At the termination of this Agreement, Seller shall issue a final invoice or credit by the earlier of thirty (30) days from the termination date or five (5) days after actual data becomes available from the transporting pipeline(s).

               (c) To assist Seller in preparing invoices, Buyer shall send Seller by telecopy, promptly on Seller's request, copies of transportation invoices that Buyer or subsequent purchasers of the gas may have received from the transporting pipeline(s), together with copies of allocation statements that Buyer or subsequent purchasers of the gas may have furnished to the transporting pipeline(s).

          10.  Interest

               Interest shall accrue on late payments at the lesser of twelve percent (12%) per annum or the maximum lawful rate.

          11.  Notice

               Address for invoice and payment:

               Buyer: Pennsylvania Southern Gas Company
               102 Desmond Street
               Sayre, Pennsylvania 18840
               Attention: Mr. James W. Carl
               Fax No.: (717) 888-0396

               Seller: Texaco Gas Marketing Inc.
               P.0. Box 852306
               Dallas, Texas 75285-2306
               Wire Transfer - NCNB, Dallas, Texas
               Acct. No. 125975262
               **ABA No. 111000025

               Any written notice other than for invoice or payment, shall be delivered personally, telecopied or sent by regular or overnight mail to:

                    Buyer: Pennsylvania Southern Gas Company
                    102 Desmond Street
                    Sayre, Pennsylvania 18840
                    Attention: Mr. James W. Carl
                    Fax No.: (717) 888-0396

                    Seller: Texaco Gas Marketing Inc.
                    P.0. Box 4700
                    Houston, Texas 77210-4700
                    Attention:  Manager Natural Gas Sales
                                Northeast/Southeast Region

               Such notice shall be deemed given at the time it is sent.


          12.  Pipeline Imbalances and Penalties

               (a) Buyer and Seller acknowledge that various causes may result in a pipeline imbalance on any pipeline transporting gas delivered under this Agreement. Therefore, Buyer and Seller agree to cooperate with each other and with any transporting pipeline(s) to remedy any pipeline imbalance as soon as either party becomes aware of one.

               (b) Should either Buyer or Seller nevertheless sustain any type of penalty charge from a transporting pipeline, including but not limited to imbalance and scheduling penalties, each party agrees to bear the cost of any penalty charge caused by that party. If Seller's transporting pipeline levies a penalty against Seller that Buyer caused, Buyer shall reimburse Seller for the full amount of the charge within thirty days of receipt of documentation of the charge. Likewise, if Buyer's transporting pipeline levies a penalty charge against Buyer that Seller caused, Seller shall reimburse Buyer for the full amount of the charge within thirty days of receipt of documentation of the charge.

               (c) If, however, the cause of a penalty is an event of force majeure as defined in Section 15 herein, then neither party shall have any obligation to reimburse the other for any penalty charges assessed.

          13.  Reservation:

               (a) Seller reserves the right to process all gas sold pursuant to this Agreement, prior to or after same has been delivered to Buyer, for recovery of ethane, propane, and heavier hydrocarbons, and all non-hydrocarbon substances. Seller shall indemnify and hold Buyer harmless from taxes, fees or other charges incurred by reason of the exercise of the gas processing rights herein excepted.

               (b) It is hereby agreed that Seller may make its own arrangements with the owners of third party pipelines or processing plants for the transportation or processing of Seller's liquids and/or liquefiables. In the event Seller elects hereunder to have its gas processed for removal of liquids and/or liquefiable hydrocarbons, the plant volume reduction attributable to such processing shall be subtracted from the quantities of gas delivered hereunder at the Title Transfer Point.

          14.  Title and Indemnification

               (a) Seller warrants title to all gas delivered to Buyer, free of liens, encumbrances, and adverse claims. Seller shall indemnify and hold Buyer harmless from taxes, fees or other charges (including but not limited to obligations to pay royalties and overriding royalties) incurred with respect to the gas before title passes to Buyer at the Title Transfer Point. Buyer shall indemnify and hold Seller harmless from taxes, fees or other charges incurred with respect to the gas when title passes to Buyer at the Title Transfer Point and thereafter.


               (b) Prior to passage of title, Seller shall be solely responsible for all transportation costs and arrangements and shall indemnify, defend, protect, and hold Buyer harmless with respect to any losses, claims, liabilities (including costs of court and reasonable attorney's fees), injuries or damages of any kind, including but not limited to, claims of damage to property or the environment arising from the sale, purchase, transportation, processing, or end-use of such gas. After passage of title, Buyer shall be solely responsible for all transportation costs and arrangements and shall indemnify, defend, protect, and hold Seller harmless with respect to any losses, claims, liabilities (including costs of court and reasonable attorney's fees), injuries or damages of any kind, including but not limited to, claims of damage to property or the environment arising from the sale, purchase, transportation, processing, or end-use of such gas.

               (c) It is the expressed intention of the parties that indemnity obligations under this Agreement be without limit, and without regard to the cause or causes thereof, the strict liability or negligence of any party or parties, whether such negligence be sole, joint or concurrent, active or passive.

          15.  Force Majeure

               (a) Either party shall be excused from delivering or taking gas when and for so long as such performance is made impossible or commercially impracticable by an event of force majeure. The following are defined to be events of force majeure; act of God; war; sabotage; civil disturbance; fire, explosion or other accident; freezing of wells or pipes; hurricanes; earthquakes; refusal or inability of any transporting pipeline to transport gas sold under this Agreement; breakage or failure of pipelines or equipment; withdrawal of pipelines or equipment from service for scheduled or unscheduled maintenance; work stoppage; any government statute, rule, regulation or order concerning the "production," purchase, sale or transportation of natural gas that prohibits either party from performing under the Agreement, and any other occurrence not reasonably within the control of the party affected. However, nothing herein shall excuse Buyer from its obligation to pay for gas delivered prior to notification by Buyer of an event of force majeure.

               (b) As soon as possible after the occurrence of any event of force majeure, the party claiming force majeure shall notify the other party by telephone or telecopy followed by notice in writing. The party affected shall act in a commercially reasonable manner and with due diligence to recommence performance; provided, however, that the course of action to be taken in response to any work stoppage shall be left to the sole discretion of the party affected.

          16.  Cover

               In the event of Seller's unexcused failure to deliver gas, Buyer may cover, if necessary, by making a reasonable purchase of gas or other fuel in substitution for Seller's gas until Seller can resume delivery. Buyer's remedy in damages for an unexcused failure to deliver gas shall be limited to the difference between the cost of cover and the Agreement price at the time of such


          failure. However, Seller shall not be liable for any damages until Buyer notifies Seller in writing of Buyers intent to exercise his right to cover Seller's unexcused failure to deliver such gas properly nominated.

          17.  Limitation of Damages

               In no event shall either party be liable to the other for incidental or consequential damages whether such damages are claimed under breach of warranty, breach of contract, tort or any other theory or cause of action at law or in equity.

          18.  Regulatory Out

               (a) Notwithstanding any other provision of this agreement, if at any time during the term of this agreement, any federal or state law or any rule, order, opinion, enactment or regulation of any governmental authority or of any court, prevents Buyer from including in its cost of service for ratemaking purposes to its customers the full amount of any cost incurred under this agreement which Buyer has agreed to pay Seller hereunder, then Buyer shall immediately notify Seller in writing of the price that it is allowed to include in its cost of service for ratemaking purposes for gas purchased under this Agreement. Upon receiving such notification, Seller, at its sole discretion, may choose to either amend the Agreement so that the Buyer can include in its Cost of service for ratemaking purposes the full price for gas sold under the Agreement or terminate the Agreement. Seller shall notify Buyer of its choice in writing within twenty-four (24) hours of receiving Buyer's notice.

               (b) Notwithstanding any other provision of this agreement, if at any time during the term of this agreement, any federal or state law or any rule, order, opinion, enactment or regulation of any governmental authority or of any court, prevents Seller from recovering from Buyer the full price for gas, which Buyer has agreed to pay Seller hereunder, inclusive of any penalties for failure to take, as set forth herein, then Seller shall be excused from delivering gas, effective prospectively from the date that Buyer receives written notice from Seller of the pertinent rule, order, opinion, enactment or regulation.

               (c) Each time that a party invokes this right to be excused from taking or delivering gas pursuant to this paragraph, the parties may either renegotiate an acceptable price, or, at any time during renegotiation or in lieu of renegotiation, terminate this Agreement immediately.

          19.  Choice of Law

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AND THE PARTIES HERETO STIPULATE THAT WITH RESPECT TO ANY AND ALL DISPUTES BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS AGREEMENT VENUE SHALL LIE IN THE FEDERAL OR STATE COURTS OF HOUSTON, HARRIS COUNT, TEXAS.


          20.  Credit Requirements

               Buyer shall make credit arrangements satisfactory to Seller which may include provision of a letter of credit or a guarantee of payment by Buyer's parent company. Seller reserves the right to request such credit arrangements before and during the term of the agreement and, if Buyer fails to make credit arrangements satisfactory to Seller, Seller may suspend deliveries hereunder.

          21.  Audit

               Buyer or Seller shall have the right, at its sole expense and during normal business hours, to audit the accounts and records of the other party to the extent necessary to verify the quantities and charges pursuant hereto. Neither party shall have the right to perform more than two (2) such audits per year.
          Such right to audit shall be available for the duration of this Agreement and for two years after its termination.

          22.  Limitation of Assignment

               Neither party shall assign this Agreement without the prior written consent of the other party. Either party may terminate this Agreement immediately if it is assigned without the other party's prior written consent.

          23.  Waiver

               The failure of either party to exercise any right granted herein shall not impair, nor be deemed to be a waiver of, that party's privilege of exercising that right at any subsequent time.

          24.  Entire Agreement

               This Agreement contains the entire agreement of the parties with respect to the natural gas sales and purchases addressed in this Agreement. Each party affirms that the other party has made no representation other than those contained in this Agreement.

          25.  Amendment

               No amendment to this Agreement shall be effective unless it is in writing and signed by both parties.

          26.  Execution

               A binding agreement between the parties on the terms stated herein will be formed only at such time as both parties shall have executed this Agreement.


          Texaco Gas Marketing Inc.          Pennsylvania and Southern
                                                  Gas Company

          By:                                By: James W. Carl
          Title:   Attorney-In-Fact          Title: Vice President

                                        Authorized Agent or Officer of
                                        Pennsylvania & Southern Gas Co.